Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-2654, 33-88686, 333-67559, 333-37356, 333-50174, 333-88486, 333-105880, 333-134939,  333-174582, and 333-189060) of Covenant Transportation Group, Inc. of our report dated June 26, 2013 relating to the financial statements of Covenant Transport, Inc. 401(k) and Profit Sharing Plan as of December 29, 2012 and 2011, which appears in this Form 11-K.

/s/ Lattimore Black Morgan & Cain, PC

Lattimore Black Morgan & Cain, PC

Chattanooga, Tennessee
June 26, 2013

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